                                                                 Exhibit 1A.5(a)

                                                       New England Variable Life
                                                               Insurance Company

Flexible Premium Adjustable Variable Survivorship Life Policy

Plan

Flexible Premium Adjustable Variable Survivorship Life

New England Variable Life Insurance Company Agrees to pay the Death Benefit of this Policy to the Beneficiary on receipt of proof that the Last Death occurred before the Maturity Date; or to pay the Net Cash Value of the Policy to the Owner if at least one Insured is living on the Maturity Date; and to provide the other rights and benefits of the Policy.

These agreements are subject to all of the provisions of the Policy.

Signed on the Date of Issue for the Company at its Administrative Office, 501 Boylston Street Boston, MA 02117


/s/ Robert A. Shafto
Robert A. Shafto
President


/s/ Edward N. Wadsworth
Edward N. Wadsworth
Secretary

Flexible Premium Adjustable Variable Survivorship Life Policy

 .    The Death Proceeds are payable at the Last Death,  if the Last Death occurs before the Maturity Date and the Policy is in force.
 .    The Net Cash Value, if any, is payable on the Maturity Date, if at least one Insured is still living and the Policy is in force.
 .    The Policy can be adjusted by decreasing the Face Amount.
 .    The amount and frequency of premium payments can be changed.
 .    The Policy does not share in dividends.

THE DEATH BENEFIT ON THE POLICY DATE WILL BE EQUAL TO THE FACE AMOUNT SHOWN IN
SECTION 1. THEREAFTER, THE DEATH BENEFIT CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON

SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST; BUT IT WILL NOT BE LESS THAN THE FACE AMOUNT. SEE SECTION 9.

THE CASH VALUE OF THIS POLICY CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST. SEE SECTION 13.

Please Read Your Policy Carefully

This Policy is a legal Contract between you and the Company.

Right to Return the Policy
When this Policy is issued, you should examine it. You can return the Policy to the Company or its Agent for any reason within the latest of: (a) 10 days after you receive it from the Company; (b) 45 days after Part I of the Application is signed; and (c) 10 days after the Company mails the separate Notice of Withdrawal Right. If you return the Policy: an amount equal to any premium paid plus an unscheduled payment made will be refunded to you; and the Policy will be cancelled from the start.

Policy Provisions                          Alphabetical Guide

Section                              Section

1   Policy Schedule                  1, 6  Age of Insured
2   Table of Guaranteed                11  Amount at Risk
    Insurance Factors Per              17  Assignments
    $1,000                             17  Beneficiary
3   Surrender Charge                   18  Benefits, Payment of
4   Guaranteed Death Benefit 1         13  Cash Value
    Fund                                6  Claims of Creditors
5   Guaranteed Death Benefit 2          6  Contestable
    Fund                                6  Contract
6   Contract                         1, 6  Date of Issue
7   The Variable Account             1, 6  Date, Policy
8   The Fixed Account                   9  Death Benefit
9   Death Benefit                      15  Decrease in Face Amount
10  Premiums                           16  Exchange of Policy
11  Monthly Deduction                   1  Face Amount
12  Reinstatement After Lapse           8  Fixed Account
13  Cash Value of the Policy           11  Grace Period
14  Policy Loans                        2  Insurance Factors
15  Policy Changes                     13  Investment Return
16  Exchange of Policy             18, 19  Life Income Options
17  Owner and Beneficiary              20  Life Income Tables
18  Payment of Benefits                 1  Loan Interest Rate
19  Payment Options                    14  Loans, policy
20  Life Income Tables                  1  Maturity Date
    .  Riders, if any                  11  Monthly Deduction
    .  Amendments and                  13  Net Cash Value
       Endorsements                    17  Owner
    .  Copy of the Application         15  Partial Surrender
                                       19  Payment Options
                                        6  Periodic Reports
                                       15  Policy Changes
                                       14  Policy Loan Balance
                                        6  Postponement of Payments
                                       10  Premiums
                                       12  Reinstatement
                                        1  Schedule, Policy
                                        7  Sub-Accounts
                                        6  Suicide
                                        3  Surrender Charge
                                    3, 13  Surrender of the Policy
                                        7  Variable Account

                                                       New England Variable Life
                                                               Insurance Company

1.  Policy Schedule

Owner and Beneficiary

As named in the Application or as later changed. See the Owner and Beneficiary Section of the Policy.

Policy Number

Specimen

Policy Date                     Date of Issue              Maturity Date*

October 1, 1993                 October 1, 1993            October 1, 2058

Policy Loan Interest Rate              Death Benefit Option

5.5%                                   C

THIS POLICY IS ADJUSTABLE. IF IT IS ADJUSTED, A NEW POLICY SCHEDULE WILL SUPERSEDE THIS SCHEDULE.

Schedule of Insureds

Insured 1:       John Alden            Age and Sex:     35 Male
Insured 2:       Myles Standish        Age and Sex:     35 Male

Policy Class:       Standard Smoker
Policy Class:       Standard Smoker


Schedule of Benefits

Flexible Premium Adjustable Variable Survivorship Life
$100,000

Schedule of Premiums

Planned Annual Premium:                                        $  1,062.68**
Guaranteed Death Benefit 1 Premium:                            $  1,361.79
Guaranteed Death Benefit 2 Premium:                            $  1,062.68
Maximum Monthly Expense charge:
       Year 1                                                  $     17.00
       Thereafter                                                    11.00
Premium Expense Charge:                                               12.5%
Maximum Monthly Administrative Charge                          $      7.50

*This coverage may expire prior to the Maturity Date if premiums paid are insufficient to continue the coverage to that date. There may be little or no Cash Value on that date.

**If the Planned Annual Premium is paid on the first day of each policy year, and the Actual Investment Return is 4% and the guaranteed maximum charges apply in all years, this Policy will terminate in policy year 46 unless additional premium is paid.


/s/ Edward N. Wadsworth
Edward N. Wadsworth
Secretary

                                                       New England Variable Life
                                                               Insurance Company


2.  Table of Guaranteed Insurance Factors per
    $1,000
    Based on the 1980 CSO Smoker Table
    Policy Number: Specimen

Policy Year               Monthly Factor  Policy Year  Monthly Factor
    1                        $ .0006           34        $ 2.2448
    2                          .0019           35          2.5494
    3                          .0035           36          2.8913
    4                          .0055           37          3.2761
    5                          .0080           38          3.7166
    6                          .0111           39          4.2180
    7                          .0151           40          4.7750
    8                          .0199           41          5.3988
    9                          .0259           42          6.0596
    10                         .0331           43          6.7460
    11                         .0419           44          7.4456
    12                         .0522           45          8.1702
    13                         .0646           46          8.9418
    14                         .0790           47          9.7747
    15                         .0963           48         10.6882
    16                         .1165           49         11.6882
    17                         .1410           50         12.7422
    18                         .1702           51         13.8176
    19                         .2056           52         14.8807
    20                         .2482           53         15.9144
    21                         .2979           54         17.0246
    22                         .3560           55         18.1139
    23                         .4220           56         19.1958
    24                         .4978           57         20.2900
    25                         .5830           58         21.4397
    26                         .6817           59         22.8934
    27                         .7970           60         24.7464
    28                         .9320           61         27.4231
    29                        1.0905           62         31.9931
    30                        1.2737           63         39.9825
    31                        1.4824           64         54.8157
    32                        1.7133           65         83.3333
    33                        1.9683


/s/ Edward N. Wadsworth
Edward N. Wadsworth
Secretary

                                                       New England Variable Life
                                                               Insurance Company

3.  Surrender Charge

Policy Number
Specimen

A Surrender Charge will be deducted from partial surrender, full surrender, decrease in Face Amount and lapse transactions during the first 14 policy years. The Surrender Charge is equal to a Deferred Sales Charge plus any Deferred Administrative Charge. The schedule of Surrender Charges is different at and after Reinstatement. (See below.)

The Maximum Deferred Sales Charges for years 1 through 5 are shown in the table on the next page. The Maximum Deferred Sales Charges for the last policy month of each of years 6 through 15 are shown in the table on the next page; the Maximum Charges for other months will reflect the number of completed policy months in the year of surrender, lapse or decrease in Face Amount.

The Deferred Administrative Charge for the first five policy years is shown in the table on the next page; the Charge is level throughout each year. The Charge for the last policy month of each of years 6 through 14 is shown in the table on the next page; the Charge for other months will reflect the number of completed policy months in the year of surrender, lapse or decrease in Face Amount.

Surrender Charge at and after Reinstatement

A Surrender Charge will be applied if the Policy lapses. If the Policy is reinstated, the Charge will be credited to the Cash Value of the Policy. The Surrender Charge on the date of reinstatement will be the same as it was on the date of lapse. For the purpose of determining the Surrender Charge on any date after reinstatement, the period the Policy was lapsed will not count.

/s/ Edward N. Wadsworth
Edward N. Wadsworth
Secretary

                                                       New England Variable Life
                                                               Insurance Company

3.  Surrender Charge (Second Page)

Policy Number
Specimen



          Year of
         Surrender,               Maximum                      Deferred
        Decrease or               Deferred                  Administrative
           Lapse                Sales Charge                    Charge

             1                   $223.16                     $400.00
             2                    223.16                      400.00
             3                    956.41                      400.00
             4                    956.41                      400.00
             5                    956.41                      400.00
             6                    850.55                      360.00
             7                    743.88                      320.00
             8                    637.61                      280.00
             9                    531.34                      240.00
             10                   425.07                      200.00
             11                   318.80                      150.00
             12                   212.54                      100.00
             13                   106.27                       50.00
             14                     0.00                        0.00
             15                     0.00                        0.00

/s/ Edward N. Wadsworth
Edward N. Wadsworth
Secretary

                                                       New England Variable Life
                                                               Insurance Company

4.  Guaranteed Death Benefit 1 Fund

Policy Number
Specimen

The Guaranteed Death Benefit 1 Fund is used to determine if the Minimum Guaranteed Death Benefit 1 is in effect. (See Section 11.) The Fund assumes the Guaranteed Death Benefit 1 Premium shown in Section 1 is paid on the first day of each policy year. The Fund is equal to each Guaranteed Death Benefit 1 Premium accumulated at 4%.

Year                                        Year
1          $1,361.79                        36  $105,672.61
2           2,778.05                        37   111,261.30
3           4,250.96                        38   117,073.54
4           5,782.79                        39   123,118.28
5           7,375.89                        40   129,404.80
6           9,032.72                        41   135,942.78
7          10,755.82                        42   142,742.28
8          12,547.84                        43   149,813.76
9          14,411.54                        44   157,168.10
10         16,349.80                        45   164,816.62
11         18,365.58                        46   172,771.07
12         20,461.99                        47   181,043.70
13         22,642.26                        48   189,647.24
14         24,909.74                        49   198,594.92
15         27,267.92                        50   207,900.51
16         29,720.43                        51   217,578.32
17         32,271.04                        52   227,643.24
18         34,923.67                        53   238,110.76
19         37,682.40                        54   248,996.98
20         40,551.49                        55   260,318.65
21         43,535.34                        56   272,093.19
22         46,638.54                        57   284,338.70
23         49,865.87                        58   297,074.04
24         53,222.30                        59   310,318.79
25         56,712.98                        60   324,093.34
26         60,343.29                        61   338,418.86
27         64,118.81                        62   353,317.40
28         68,045.35                        63   368,811.89
29         72,128.96                        64   384,926.15
30         76,375.91                        65   401,684.99
31         80,792.73
32         85,386.23
33         90,163.47
34         95,131.80
35        100,298.86

/s/ Edward N. Wadsworth
Edward N. Wadsworth
Secretary

                                                       New England Variable Life
                                                               Insurance Company

5.  Guaranteed Death Benefit 2 Fund

Policy Number
Specimen

The Guaranteed Death Benefit 2 Fund is used to determine if the Minimum Guaranteed Death Benefit 2 is in effect. (See Section 11.) The Fund assumes the Guaranteed Death Benefit 2 Premium shown in Section 1 is paid on the first day of each policy year. The Fund is equal to each Guaranteed Death Benefit 2 Premium accumulated at 4%.

             Year                            Year
             1              1,062.68         26           47,089.20
             2              2,167.87         27           50,035.45
             3              3,317.26         28           53,099.55
             4              4,512.63         29           56,286.21
             5              5,755.82         30           59,600.34
             6              7,048.73         31           63,047.04
             7              8,393.36         32           66,631.60
             8              9,791.77         33           70,359.54
             9             11,246.12         34           74,236.60
            10             12,758.65         35           78,268.75
            11             14,331.68         36           82,462.18
            12             15,967.62         37           86,823.34
            13             17,669.01         38           91,358.96
            14             19,438.45         39           96,076.00
            15             21,278.67         40          100,981.72
            16             23,192.49         41          106,083.66
            17             25,182.87         42          111,389.69
            18             27,252.87         43          116,907.96
            19             29,405.66         44          122,646.96
            20             31,644.57         45          128,615.51
            21             33,973.03
            22             36,394.63
            23             38,913.10
            24             41,532.30
            25             44,256.27

/s/ Edward N. Wadsworth
Edward N. Wadsworth
Secretary

6.  Contract

The Contract

This Policy is a legal contract between the Owner of the Policy (called "you") and New England Variable Life Insurance Company, a Delaware corporation, (called "the Company"). The Policy, which includes the attached Application and any Application for adjustment of the Policy, is the entire contract between you and the Company. All riders are listed in Section 1. No change in or waiver of the provisions of the Policy is valid unless the change or waiver is signed by the President or the Secretary of the Company.

Payments Under the Contract

All contract amounts are in dollars of the United States of America. Payments by the Company under the contract will be made at the Administrative Office of the Company. The obligations of the Company are subject to all payments made and actions taken by the Company under the Policy before receipt by the Company at its Administrative Office of proof of the Last Death.

Dates

Policy years, months and anniversaries are all measured from the Policy Date. Contestable and suicide periods start on the Date of Issue. The Policy Date and the Date of Issue are shown in Section 1.

Last Death

The Last Death is the later of: the death of Insured 1; and the death of Insured 2.

Not Contestable After Two Years

Insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance on the life of an Insured or to defend against a claim unless contained in the Application for the insurance on that Insured. The insurance issued under this Policy will not be contestable after it has been in force during the life of the
Insured:

 .    With respect to the amount of Death Benefit which results from other than payments for which proof of insurability is required, for two years from the Date of Issue; and

 .    With respect to any amount of Death Benefit which results from a payment for which proof of insurability is required, for two years from the date that payment is received.

Suicide Within Two Years

If either of the Insureds dies by suicide while sane or insane within two years from the Date of Issue, the Death Benefit will be limited to: the amount of the premiums paid; less any Policy Loan Balance; and less any partial surrenders. The Policy will terminate as of the date of the first death by suicide.

Within 60 days after the first death by suicide, the Owner can purchase new life insurance on an Eligible Insured without evidence of insurability. For purposes of this provision, an Eligible Insured is a surviving Insured on whom the Company would have issued a single life policy on the Policy Date of this Policy. The new policy will be issued:

 .    On the most recently approved plan of single life variable insurance issued by the Company on the Policy Date of the new policy, if the issue age on the new policy is age 75 or younger;

 .    On a single life Ordinary Life plan with a level face amount issued by
     New England Mutual Life Insurance Company on the Policy Date of the new policy, if the issue age on the new policy is greater than 75;

 .    On a policy form and at rates in use on the Policy Date by the company issuing the new policy;

 .    Subject to any assignments and limitations to which this Policy is subject;

 .    With a Policy Date and Date of Issue the same as the date of the first death by suicide under this Policy;

 .    Based on the underwriting class to which the Eligible Insured was assigned by the Company on the Policy Date of this Policy;

 .    At the age of the Eligible Insured on that Insured's birthday nearest the
     Policy Date of the new policy; and

 .    With a Face Amount equal to the Face Amount of this Policy plus the amount of any single life term rider for the Eligible Insured under this Policy.

Riders can be added to the new policy only with the consent of the company issuing the new policy. Application for the new policy must be: in writing; signed by the Owner and by the Eligible Insured; and received by the company issuing the new policy within 60 days after the date of the first death by suicide. However, a death benefit for the Eligible Insured's death will be paid as if the new policy had been issued: if that Insured dies within this 60 day period; and before the application for a new policy is received by the company issuing the new policy; and, if the new policy is a variable life policy, assuming all premiums for the new policy were allocated to the Fixed Account and the Death Benefit Option chosen is equal to the face amount of the policy.

Notification of First Death

The Company should be notified immediately when the first death occurs. Even if premiums continue to be paid after the first death, the Company has the right: to contest the Policy under the Not Contestable After Two Years provision; or to limit benefits and terminate the Policy under the Suicide Within Two Years provision.

Age of insured

The age of an Insured on the Policy Date and on each policy anniversary means the age at the nearest birthday of that Insured.

If the age or the sex of either Insured has not been correctly stated in the Application, the Death Benefit will be the amount that the most recent Monthly Deduction which was made would have provided for the correct age and sex.

Claims of Creditors

The Policy and payments under it are exempt from the claims of creditors to the extent allowed by law.

Basis of Values

"1980 CSO" means Commissioners 1980 Standard Ordinary; it is used to describe mortality tables. Minimum Cash Values, Reserves and Guaranteed Insurance Factors are based on the mortality table shown in Section 2. Interest is compounded daily at the effective rate of 4% per year. A detailed statement of the method of computing values has been filed with the Insurance Department of the state in which the Policy is delivered. All values are equal to or in excess of the minimum values required by the law of that state.

Periodic Reports

The Company will send you all reports required by law and regulation. Such reports will be sent once each year or more often if required by law or regulation. The annual report will include, as of the date for which the report is made: the Death Benefit; the Cash Value; any Policy Loan Balance; all transactions in connection with the Policy since the most recent report; and any other required information.

Policy Illustration of Benefits and Values

Upon written request the Company will send you a policy illustration which will illustrate benefits and values under the Policy.

Postponement of Variable Benefits

The Company can postpone the determination of and the payment or transfer of amounts based on separate investment account performance if:

 .    The New York Stock Exchange is closed for trading (except for normal weekend and holiday closing) or when trading is restricted; or

 .    The Securities and Exchange Commission determines that a state of emergency exists which may make payment or transfer impractical; or

 .    The Securities and Exchange Commission orders the New England Zenith Fund or its successor or any other investment company in which the Variable Account is invested to postpone payment or transfer of variable benefits.

Postponement of Surrenders, Transfers and Loans From The Fixed Account

The Company can postpone the payment of the portion of the Policy's Net Cash Value which is in the Fixed Account for not more than six months after surrender. If payment is postponed for more than 30 days, it will be credited with interest from the date of surrender. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

The Company can postpone transfers from the Fixed Account for not more than six months from the date of the request. The effective date of the transfer is the date on which values are transferred from the Fixed Account.

The Company can postpone the making of any Policy Loan from the Fixed Account for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company.

7.  The Variable Account

The Variable Account

The Variable Account (called "the Account") is a separate investment account established by the Company in accordance with Delaware law. The assets of the Account are owned by the Company.

The assets of the Account will be used to provide values and benefits under this Policy and similar policies; but the Account is not chargeable with liabilities arising out of any other business the Company may conduct.

Sub-Accounts

The Account consists of sub-accounts, each of which is invested in shares of one portfolio of the New England Zenith fund or its successor or any other investment company in which the Account is invested. Shares of a portfolio are purchased for a sub-account at their net asset value.

The initial premium is allocated to the Account and the Fixed Account based on allocation instructions in the Application for insurance. The portion of the initial premium allocated to the Account is invested in the Money Market sub-account as of the latest of:

 .       The Policy Date;

 .       The date of the last Part II of the Application, if any is required;

 .       The effective date of the choice of the Account; and

 .       The date the first premium is received by the Company.

The Policy's Cash Value in the Money Market sub-account will be transferred, based on your choice, to the sub-accounts as of the later of: 45 days after Part I of the Application is signed; and 10 days after the Company mails the separate Notice of Withdrawal Right. Before this transfer, the values and benefits of the Policy will depend on: the net investment performance of the Money Market sub-account if any portion of the initial premium is allocated to the Account; and the Policy's portion of the Fixed Account. After this transfer each net premium allocated to the Account and each net unscheduled payment allocated to the Account will be invested in the sub-accounts you chose as of the date it is received by the Company at its Administrative Office.

Each distribution of income, dividends and capital gains from a portfolio to a sub-account will be reinvested for the benefit of the owners of the policies in that sub-account at net asset value in shares of the portfolio which made the distribution.

The Cash Value of the Policy at any time cannot be allocated among more than 9 sub-accounts, except with the consent of the Company; and the Fixed Account will be counted in the limit of 9.

The values and benefits of a policy depend on: the investment performance of the portfolios in which the sub-accounts are invested; and the interest credited to the Fixed Account. The Company does not guarantee the investment performance of the portfolios of the sub-accounts. You bear the investment risk for amounts invested in the sub-accounts for your Policy.

Choice of Sub-Accounts

You choose the sub-accounts in which net premiums and net unscheduled payments are to be invested. You can change the choice for future premiums and future unscheduled payments at any time by notice to the Company. The portion of the net premium and the net unscheduled payment to be applied to each sub-account chosen must be a whole percent not less than 10.

The portfolios as of the Date of Issue are listed in the then current prospectus for the Account.

Change in Portfolios

The Company can add or remove portfolios as sub-account investments as permitted by law. When a change is made, the Company will send you: a revised prospectus for the Account which will describe all of the portfolios then available in the New England Zenith Fund or its successor or any other investment company in which the Account is invested; and any notice required by law.

When a portfolio is removed, the Company has the right to substitute a different portfolio in which the sub-account will then invest:

 .       The value of the removed portfolio; and

 .       Future net premiums and future net unscheduled payments applied to that sub-account.

Transfer Option

After the Right to Return the Policy period you can transfer all or a portion of the Policy's existing share of a sub-account to another sub-account or to the Fixed Account. (See Restriction of New Amounts Applied to the Fixed Account provision.) Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone. Transfers will be subject to a limit of 4 in each policy year, except with the consent of the Company.

Change of Investment Policy

The investment policy of the Account will not be changed unless: (a) the change has been approved by the Insurance Commissioner of the state of Delaware; and (b) a statement of the approval process has been filed with the Insurance Department of the state in which this Policy is delivered. If the investment policy of the Account is changed, the Company will give you written notice of the change. You can then choose to exchange this Policy for a new policy which has a fixed death benefit. The exchange will be on the same basis as that described in the Exchange of Policy section. (See Section 16.) If you choose to make the exchange, the request for the exchange must be made within 60 days of the later of: (a) the effective date of the investment policy change; or (b) the date you receive the notice of the change.

Rights Reserved by the Company

The Company reserves the right to take certain actions subject to compliance with law including, if required, the approval of the owners of the policies. These actions are: (a) to create new investment accounts; (b) to combine any two or more separate investment accounts, including the Account; (c) to invest some or all of the assets of the Account other than in the New England Zenith Fund;
(d) to invest some or all of the assets of the Account in any other investment company chosen by New England Variable Life Insurance Company; (e) to remove a portfolio in which the sub-account is invested or to substitute a different portfolio; (f) to operate the Account as a management investment company and to charge investment advisory fees under the Investment Company Act of 1940 or to operate the Account in any other form permitted by law; and (g) to deregister the Account under the Investment Company Act of 1940 if registration is no longer required.

8.  The Fixed Account

The Fixed Account

The Fixed Account is a segmented fund within the general account of the Company.

The initial premium is allocated to the Account and the Fixed Account based on allocation instructions in the Application for insurance. The portion of the initial premium allocated to the Fixed Account is first invested in the Fixed Account as of the latest of:

 .       The Policy Date;

 .       The date of the last Part II of the Application, if any is required;

 .       The effective date of the choice of the Fixed Account; and

 .       The date the first premium is received by the Company.

Thereafter, each net premium allocated to the Fixed Account and each net unscheduled payment allocated to the Fixed Account will be applied as of the date it is received by the Company at its Administrative Office. Each transfer to the Fixed Account will be applied as of the transfer date.

Fixed Account Interest

The rate of interest for each amount applied to the Fixed Account: will be the rate set by the Company in advance for the date the amount is applied to the Fixed Account; and will not be less than a rate equivalent to an annual effective rate of 4%. The effective interest rate used on the Policy will be the weighted average of all such rates for the Policy.

Each year, on the policy anniversary, the Company will determine a portion, if any, of the Policy's portion of the Fixed Account which will be reinvested at the rate effective on that date.

Interest will be credited to the Fixed Account on a daily basis.

Restriction of New Amounts Applied to the Fixed Account

The Company reserves the right to restrict new amounts applied to the Fixed Account if the rate of interest that would be used for the new amount is a rate equivalent to an annual effective rate of 4%.

Transfers Out of the Fixed Account

You can transfer a limited amount of the Policy's portion of the Fixed Account to the sub-accounts once within 30 days before each policy anniversary. The transfer will be limited to the greater of: 25% of the Policy's portion of the Fixed Account; and the amount of the Policy's portion of the Fixed Account transferred to the sub-accounts the prior year. Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone.

Choice of the Fixed Account

You can choose to have net premiums and net unscheduled payments applied to the Fixed Account. You can change the choice for future net premiums and future net unscheduled payments at any time by notice to the Company in writing. (See the Restriction of New Amounts Applied to the Fixed Account provision.) The portion of the net premium and net unscheduled payment to be applied to the Fixed Account must be a whole percent not less than 10.

9.  Death Benefit

Death Benefit

If both Insureds die before the Maturity Date, the Company will pay a Death Benefit to the Beneficiary. The amount of the Death Benefit will depend on the Death Benefit Option in effect on the date of the Last Death. The amount payable will be reduced by any Policy Loan Balance on the date of the Last Death. The policy proceeds will be paid in one sum unless all or part of the proceeds are applied to a Payment Option. (See Payment of Benefits, Section 18.)

Death Benefit Options

This Policy provides four Death Benefit Options. The Death Benefit Option will be as chosen in the Application or as later changed. The Death Benefit Option is shown in Section 1.

Option A (called "Enhanced with Face Amount") The Death Benefit is equal to the greater of:

 .    The Face Amount shown in Section 1; and

 .    The greater of (a) and (b), where: (a) is equal to the lesser of the percent of the Cash Value at the age of the younger Insured at the start of the policy year as shown in Table I below AND: the Face Amount divided by the Tabular Cash Value of the Policy at the start of the policy month; times the Cash Value of the Policy; and (b) is equal to the percent of the Cash Value at the age of the younger Insured at the start of the policy year as shown in Table 11 below.

Option B (called "Enhanced with Face Amount Plus Cash Value")
The Death Benefit is equal to the greater of:

 .    The Face Amount shown in Section 1 plus the Cash Value; and

 .    The greater of (a) and (b), where: (a) is equal to the lesser of the percent of the Cash Value at the age of the younger Insured at the start of the policy year as shown in Table I below AND: the Face Amount plus the Tabular Cash Value divided by the Tabular Cash Value of the Policy at the start of the policy month; times the Cash Value of the Policy; and (b) is equal to the percent of the Cash Value at the age of the younger Insured at the start of the policy year as shown in Table II below.

Option C

The Death Benefit is equal to:

 .    The Face Amount shown in Section 1; or, if greater,

 .    The percent of the Cash Value of the Policy at the age of the younger
     Insured at the start of the policy year as shown in Table II below.

Option D

The Death Benefit is equal to:

 .    The Face Amount shown in Section 1 plus the Cash Value; or, if greater,

 .    The percent of the Cash Value of the Policy at the age of the younger
     Insured at the start of the policy year as shown in Table II below.

Tabular Cash Value

The Tabular Cash Value at the start of each policy month assumes: the Guaranteed Death Benefit 1 Premium is paid on the first day of each policy year: maximum charges are charged; and the Actual Investment Return is equivalent to an effective annual rate of 4% in all policy years.

Table I

      ------------------------------------------------------------------------
        Age         Percent      Age             Percent

      ------------------------------------------------------------------------
20 through 40        362.50       63             179.80
41                   352.35       64             176.90
42                   342.20       65             174.00
43                   332.05       66             172.55
44                   321.90       67             171.10
45                   311.75       68             169.65
46                   303.05       69             168.20
47                   294.35       70             166.75
48                   285.65       71             163.85
49                   276.95       72             160.95
50                   268.25       73             158.05
51                   258.10       74             155.15
52                   247.95       75 through 90  152.25
53                   237.80       91             150.80
54                   227.65       92             144.20
55                   217.50       93             137.70
56                   211.70       94             131.30
57                   205.90       95             126.25
58                   200.10       96             121.20

59                   194.30       97             116.15
60                   188.50       98             111.10
61                   185.60       99             106.05
62                   182.70      100             100.00


Table II

      ------------------------------------------------------------------------
        Age         Percent      Age             Percent

      ------------------------------------------------------------------------
20 through 40          250        61             128
41                     243        62             126
42                     236        63             124
43                     229        64             122
44                     222        65             120
45                     215
46                     209        66             119
47                     203        67             118
48                     197        68             117
49                     191        69             116
50                     185        70             115
51                     178        71             113
52                     171        72             111
53                     164        73             109
54                     157        74             107
55                     150        75 through 90  105
56                     146        91             104
57                     142        92             103
58                     138        93             102
59                     134        94 through 99  101
60                     130       100             100

Changing the Death Benefit Option

After the first policy year you can change the Death Benefit Option on the first day of any policy month by written application to the Company. However, if the change would increase the amount at risk (see Section 11), the change can be made: only if both Insureds are living on the Adjustment Date; and only if there has been no change in the insurability of both Insureds. A change in Death Benefit Option will be effective on the Adjustment Date shown in the new Policy Schedule.

Except with the consent of the Company, a change from Option A or C to Option B or D can be made only if the Face Amount after the change is at least $100,000. If you change from Option A or C to Option B or D: the Face Amount will be decreased by the amount of the Cash Value; and no Surrender Charge will apply. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy.

If you change from Option B or D to Option A or C the Face Amount will be increased by the amount of the Cash Value.

10.  Premiums

Payment

Premiums are payments made to the Company to pay for the Policy. The Policy will not be in force until the first premium is paid. After the first premium is paid, premiums can be paid: at any time; and in any amount, subject to the Limits on Premiums below. Payments can be made at the Administrative Office of the Company or at any Agency of the Company. A receipt for payment signed by the Secretary of the Company will be given on request. Unless you request otherwise in writing to the Company, any payment received by the Company when a Policy Loan exists on the Policy will be used: first, as a planned premium; and second, as a repayment of the Policy Loan Balance; and third, as an unscheduled payment.

Amount and Frequency

Planned annual premiums are shown in Section 1. Payments and Planned Premium Dates can be annual, semi-annual or quarterly or can be at any frequency agreed to by the Company. (See Limits on Premiums below.)

Unscheduled payments can be made at any time prior to the Maturity Date. (See Limits on Premiums below.)

Cash Values and Death Benefits will be permanently affected by the amount and frequency of planned and unscheduled payments.

Limits on Premiums

Payments are subject to these limits:

 .    No payment can be less than $25; and

 .    Total planned and unscheduled payments will be limited to the Company's published maximum; and

 .    No planned premium or unscheduled payment can be made if it increases the
     Death Benefit by more than it increases the Cash Value, except with the consent of the Company.

This Policy is intended to qualify as a flexible premium adjustable life insurance contract under the Internal Revenue Code and any interpretive regulation or rulings by the Internal Revenue Service. To that end, premiums on this Policy are limited to an amount no greater than that allowing the Policy to continue to qualify.

Net Premium

The net premium is equal to: the premium payment; less the Premium Expense Charge at the rate shown in Section 1.

11.  Monthly Deduction

Monthly Deduction

On the first day of each policy month the Company will make a Monthly Deduction for that policy month from the Cash Value of this Policy. The amount of the Monthly Deduction for a policy month is equal to:

 .    The cost of insurance and the cost of any riders for the policy month;
                PLUS

 .    An amount not greater than the Maximum Monthly Expense Charge shown in
     Section 1;
                PLUS

 .    An amount not greater than the Maximum Monthly Administrative Charge shown in Section 1.

If either Minimum Guaranteed Death Benefit is in effect, the Monthly Deduction will be made, whether or not premiums are paid, until the Cash Value equals zero. Otherwise, the Monthly Deduction will be made, whether or not premiums are paid, as long as the Net Cash Value is sufficient to cover the entire Monthly Deduction. This provision will not continue the Policy beyond the Maturity Date; nor will it continue any rider beyond the termination date as provided in the rider.

The Monthly Deduction will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account.

Cost of Insurance

The monthly cost of insurance for the Policy is equal to: the amount at risk; times the cost of insurance rate per $1,000 for that month divided by 1,000. The amount at risk is equal to:

 .    The Death Benefit on the first day of the policy month discounted at the monthly equivalent of 4% per year;
                LESS

 .    The Cash Value on the first day of the policy month after the Monthly
     Deduction has been processed.

Cost of Insurance Rates

The cost of insurance rates for each policy year are based on: the sexes of the Insureds; the underwriting classes of the Insureds; and the ages of the Insureds on the first day of the policy year. The rates will be set by the Company each year on the policy anniversary, based on the expectations of the Company as to future experience. The rates are guaranteed for one year. The Table of Guaranteed Insurance Factors per $1,000 (see Section 2) shows the maximum guaranteed factor for each policy month which starts on the Policy Date or a policy anniversary. The factors between anniversaries vary monthly based on uniform distribution of deaths throughout the policy year.

Monthly Deduction Adjustment At Death

The portion of any Monthly Deduction made for a period beyond the date of the Last Death will be added to the policy proceeds. If the Last Death occurs during the grace period, an amount will be deducted from the policy proceeds to cover Monthly Deductions to the date of the Last Death.

Grace Period

If the Net Cash Value on the first day of a policy month is not enough to cover the Monthly Deduction for that month, the Company will mail a premium notice to you at your address on record with the Company, unless either Minimum Guaranteed Death Benefit is in effect. There is a grace period of 62 days from the date when the Monthly Deduction was due in which to pay a premium large enough to permit the Monthly Deduction to be made. The insurance remains in force during the grace period. If the premium remains unpaid at the end of its 62-day grace period, the Policy will lapse without value. Any riders will also lapse without value unless otherwise stated in the rider.

Minimum Guaranteed Death Benefits

This Policy provides two Minimum Guaranteed Death Benefits. On the first day of each policy month the Company will determine if either Benefit is in effect. If either Benefit is in effect the Policy will not be lapsed if the Net Cash Value on the first day of the policy month is not enough to cover the Monthly Deduction due for that month. If the Last Death occurs while either Benefit is in effect, the Death Benefit of the Policy will be based on the Death Benefit Option in effect on the date of the Last Death.

Benefit 1

While the Policy is in force, the Company will test for Benefit 1 until the Maturity Date. This Benefit is in effect if:

 .    No Policy Loan exists; and

 .    The Benefit 1 Fund (see Section 4) is not greater than:

     The total of the premiums paid in each policy year accumulated at 4% from the first day of the policy year, except premiums paid within 20 days prior to a policy anniversary are treated as if paid in the next policy year; less

     Every partial surrender accumulated at 4% from the date of surrender.

Benefit 2

While the Policy is in force, the Company will test for Benefit 2 until the later of: attained age 80 of the younger Insured; and 20 years from the Policy Date, or the Maturity Date if earlier. This Benefit is in effect if:

 .    No Policy Loan exists; and

 .    The Benefit 2 Fund (see Section 5) is not greater than:

     The total of the premiums paid in each policy year accumulated at 4% from the first day of the policy year, except premiums paid within 20 days prior to a policy anniversary are treated as if paid in the next policy year; less

     Every partial surrender accumulated at 4% from the date of surrender.

12.  Reinstatement After Lapse

Reinstatement

If the Policy lapses, the Policy and riders can be reinstated. (See Limitations on Reinstatement below.) Reinstatement is subject to:

 .    Written application to reinstate; and

 .    Proof that both Insureds are insurable; and

 .    Payment of a premium large enough to keep the Policy and any riders in force for at least two months: and

 .    Payment or reinstatement of any Policy Loan Balance which existed on the date when the Policy lapsed.

Limitations on Reinstatement

The Policy and riders cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the date of lapse.

Any rider which provides life or disability insurance on a person other than one of the Insureds can be reinstated only as stated in the rider.

Effective Date of Reinstatement

Reinstatement will take effect: only if the application for reinstatement is approved by the Company; and only when the premium for reinstatement has been paid, provided that at the time of payment there has been no change in insurability as represented in the application for reinstatement.

Surrender Charge After Reinstatement

Any Surrender Charge applied when the Policy lapsed will be credited to the Cash Value of the Policy at reinstatement. The Surrender Charge on the date of reinstatement will be the same as it was on the date of lapse. For the purpose of determining the Surrender Charge on any date after reinstatement, the period the Policy was lapsed will not count.

Maximum  Monthly Expense Charge After Reinstatement

For the purpose of determining the Maximum Monthly Expense Charge on any date after reinstatement, the period the Policy was lapsed will not count.

13.  Cash Value of the Policy

Cash Value

The first net premium will be credited to the Policy as of the latest of:

 .    The Policy Date;
 .    The date of the last Part II of the Application; and
 .    The date the first premium is received by the Company.

Each future net premium will be credited to the Cash Value as of the date it is received by the Company.

The Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account and the Policy's portion of the Fixed Account (see the Sub-Accounts provision of Section 7 and The Fixed Account provision of
Section 8) until the later of: 45 days after Part I of the Application is signed; and 10 days after the Company mails the separate Notice of Withdrawal Right. Thereafter, the Cash Value of the Policy is equal to: the

Policy's share of the chosen sub-accounts; plus the Policy's portion of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 14.) The amount of the Cash Value depends on: the frequency and amount of net planned premiums; the frequency and amount of net unscheduled payments; investment performance of the chosen sub-accounts; interest credited to the Policy's portion of the Fixed Account; Monthly Deductions; all chosen Death Benefit Options; partial surrenders; transfers among sub-accounts and the Fixed Account; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on: the actual investment performance of the chosen sub-accounts; and the interest credited to the Policy's portion of the Fixed Account. (See Actual Investment Return below.)

The Cash Value of the Policy is not increased by the cash value of any rider, unless stated in the rider.

Net Cash Value

The Net Cash Value is equal to:

 .    The Cash Value of the Policy;
                LESS

 .    Any Policy Loan Balance;
                LESS

 .    The Surrender Charge that would apply upon surrender, whether or not there is a surrender. (See Section 3.)

Surrender of the Policy

You can surrender the Policy for its Net Cash Value at any time before the Maturity Date by notice to the Company in writing. The Policy will be cancelled on the first day of the policy month which starts on or next following the date of surrender. The Net Cash Value will be paid to you in one sum, unless you choose in writing to apply all or part to a Payment Option. (See Payment of Benefits, Section 18.)

Actual Investment Return

The Policy has an Actual Investment Return for each Valuation Period for its share of each chosen sub-account and for its portion of the Fixed Account. The Policy's Actual Investment Return for each sub-account for each Valuation Period is equal to (a) minus (b); where:

 .    (a) is equal to the Policy's share of the sub-account as of the end of the
     Valuation Period;
                PLUS

     the monthly charges deducted in the Valuation Period;
                LESS

     any net planned premium and net unscheduled payment credited during the Valuation Period;
                PLUS

     the total of the partial surrenders made during the Valuation Period;
                PLUS

     the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value;
                PLUS or LESS

     a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account; and

 .    (b) is equal to the Policy's share of the sub-account as of the end of the most recent Valuation Period;
                PLUS or LESS

     a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account.

The Actual Investment Return for the Fixed Account for each Valuation Period is equal to (a) minus (b); where:

 .    (a) is equal to the Policy's portion of the Fixed Account as of the end of the Valuation Period;
                PLUS

     the monthly charges deducted in the Valuation Period;
                LESS

     any net planned premium and net unscheduled payment credited during the Valuation Period;
                PLUS

     the total of the partial surrenders made during the Valuation Period;
                PLUS
     the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value; and

 .    (b)  is equal to the Policy's portion of the Fixed Account as of the end of the most recent Valuation Period.

There is a daily charge for mortality risk and expense risk against the Policy's share of the sub-accounts. This charge will not be greater than: a rate equivalent to .90% per year; or, if less, the rate allowed by federal securities law.

Valuation Periods and Valuation Dates

A Valuation Period for each sub-account is a period:

 .    Which starts on a Valuation Date; and
 .    Which ends on the next succeeding Valuation Date.

Each day the New York Stock Exchange is open for trading is a Valuation Date.

14.  Policy Loans

Policy Loans

After the Right to Return the Policy period you can borrow all or part of the Loan Value of the Policy by written request to the Company. Policy Loans are made on the sole security of the Policy. The amount you can borrow at any time is equal to the Loan Value less any Policy Loan Balance at that time.

Unless you request otherwise, Policy Loans will reduce first, the Policy's share of the sub-accounts proportionately and second, the Policy's portion of the Fixed Account, except as noted below in the Interest on Loans; Policy Loan Balance provision. Assets equal to the amount of the Loan:

 .    Will be transferred to the general account of the Company; and

 .    Will earn interest at the effective rate per year of not less than: the
     Policy Loan interest rate; less 1.5%.

Policy Loans, whether or not repaid, can have a permanent effect on Cash Values and Death Benefits.

Loan Value

The Loan Value of the Policy on the date the Loan is made is equal to:

 .    90% of the Cash Value of the Policy projected to the next policy anniversary or, if earlier, to the next Planned Premium Date;
                LESS

 .    The Surrender Charge that would apply upon surrender (whether or not there will be a surrender) on the next Planned Premium Date or, if greater, on the date the loan is made;
                LESS

 .    Loan interest to the next loan interest due date.

The Cash Value will be projected with interest at the effective rate per year of 1.5% less than the Policy Loan interest rate.

Interest on Loans; Policy Loan Balance

Interest will be charged on Policy Loans at the rate shown in Section 1. Interest accrues daily. The Policy Loan Balance at any time means Policy Loans outstanding plus interest accrued to date. Loan interest is due on the policy anniversary each year. Loan interest not paid when due will be added to the Loan and interest will be charged on it; when loan interest is added to the Loan, the Policy's share of the sub-accounts and the Policy's portion of the Fixed Account will be reduced proportionately.

Repayment of Loans

Policy Loans can be repaid to the Company at any time in whole or in part. Loan repayments will be allocated: first, to repay the Loans made against the Fixed Account; and second, unless you request otherwise, to repay the Loans made against the sub-accounts in the same proportion as the Policy is invested in the sub-accounts.

A Policy Loan is a charge against the Policy. The proceeds of the Policy will be reduced by any Policy Loan Balance on the date of the Last Death. If the Policy Loan Balance at any time exceeds the Cash Value of the Policy less the Surrender Charge on the next loan interest due date or, if greater, on the current Valuation Date (called "excess Policy Loan"), the Company will mail a notice to you and to any assignee. The notice will be mailed to the addresses on record with the Company. If the excess amount is not paid to the Company within 62 days after the mailing of the notice, the Policy will lapse without value.

Unless you request otherwise, any payment received by the Company when a Policy Loan exists on the Policy will be used: first, as a planned premium; second, as a repayment of the Policy Loan Balance; and third, as an unscheduled payment.

15.  Policy Changes

Decrease in Face Amount

The Face Amount may be decreased on the first day of any policy month by written request to the Company; but only if the Face Amount which will remain after a decrease is at least $100,000, except with the consent of the Company. No portion of the Cash Value will be paid to you. A Surrender Charge may apply to a decrease in Face Amount. (See Section 3.) The Cash Value after the decrease in Face Amount will be equal to: the Cash Value just prior to the decrease; less any Surrender Charge for the decrease. The Death Benefit will be recalculated based on the new Face Amount and the Cash Value after the decrease. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy.

Partial Surrender

After the first policy year you can make a partial surrender on the first day of any policy month by written request to the Company. A portion the Cash Value will be paid to you. A Surrender Charge may apply if you make a partial surrender. (See Section 3.) In each policy year, partial surrenders will be limited, except with the consent of the Company, to: 20% of the Net Cash Value on the day the first partial surrender is made for the policy year; or, if less, the Loan Value minus any Policy Loan Balance. The amount of the partial surrender will be deducted from the Cash Value. The Death Benefit of the Policy will be based on the reduced Cash Value. The Face Amount of the Policy will be reduced, if necessary, so the amount at risk before and after the partial surrender is the same. The Face Amount which will remain after the partial surrender must be at least $100,000, except with the consent of the Company. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy.

Unless you request otherwise, a partial surrender will reduce: first, the Policy's portion of the sub-accounts proportionately; and second, the Policy's portion of the Fixed Account.

16.  Exchange of Policy

Exchange of Policy

Within 24 months after its Date of issue, you can exchange this Policy, if the Policy is in force, for a policy which provides fixed benefit insurance. The new policy will be issued:

 .    By New England Mutual Life Insurance Company;

 .    On any plan of survivorship insurance with a level face amount issued by
     New England Mutual Life Insurance Company on the Policy Date;

 .    With the same Insureds, Policy Date, and Face Amount as this Policy;

 .    Based on the age of each Insured on the Policy Date of this Policy;

 .    Based on the actual underwriting class to which each Insured was assigned by the Company on the Date of Issue of this Policy;

 .    Subject to any cost or credit and the repayment of any Policy Loan Balance;
     and

 .    Subject to any assignments of this Policy, and limitations on this Policy stated in riders.

Riders which provide benefits that are the same as those provided by riders on this Policy will be attached to the new policy, if they are available.

Change Cost or Credit

Any change cost or credit will be quoted by the Company on request.

A detailed statement of the method of computing the change cost or credit has been filed with the Insurance Department of the state in which the Policy is delivered.

17.  Owner and Beneficiary

Owner

The Owner of the Policy is named in the Application (see copy attached); but, the Owner can be changed. The new Owner will succeed to all rights of the Owner, including the right to make a further change of Owner. At the death of the Owner, his or her estate will be the Owner, unless a successor Owner has been named. In this Policy "you" means the Owner, whether the Owner is a person, a partnership, a corporation, a fiduciary or any other legal entity. The rights of the Owner will end at the Last Death, except for Payment of Benefits. (See
Section 18.)

Beneficiary

The Beneficiary is named in the Application (see copy attached); but, the Beneficiary can be changed before the Last Death. The Beneficiary has no rights in the Policy until the Last Death. The

Beneficiary can be a person, a corporation, a partnership, a fiduciary or any other legal entity. A person must survive the last Insured to die to qualify as Beneficiary. If none survives, the proceeds will be paid to the Owner.

Change of Owner or Beneficiary

A change of Owner or Beneficiary must be in written form satisfactory to the Company, and must be dated and signed by the Owner who is making the change. The change will be subject to all payments made and actions taken by the Company under the Policy before the signed change form is received by the Company at its Administrative Office.

Assignments

An absolute assignment of the Policy by the Owner is a change of Owner and Beneficiary to the assignee. A collateral assignment of the Policy by the Owner is not a change of Owner or Beneficiary; but their rights will be subject to the terms of the assignment. Assignments will be subject to all payments made and actions taken by the Company before a signed copy of the assignment form is received by the Company at its Administrative Office. The Company will not be responsible for determining whether or not an assignment is valid.

Designation of Owner and Beneficiary

A numbered sequence can be used to name successive Owners or Beneficiaries. Co-Beneficiaries will receive equal shares unless otherwise stated.

In naming Owners or Beneficiaries, unless otherwise stated:

 .    "Child" includes an adopted or posthumous child;

 .    "Provision for issue" means that if a Beneficiary does not survive both
     Insureds, the share of that Beneficiary will be taken by his or her living issue by right of representation; and

 .    A family relation such as "wife", "husband" or "child" means the relation to Insured 1.

At the time for payment of benefits the Company can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

18.  Payment of Benefits

Payment

The policy proceeds will be paid in one sum, unless all or part of the proceeds are applied to a Payment Option. (See Section 19.) The Company will pay interest on the death and maturity proceeds from the date the proceeds become payable to the date of payment in one sum, or to the Option Date. The rate of interest will be set each year by the Company. The rate will not be less than: that required by law; or 3 1/2% per year. The interest payable on surrender proceeds is described in Section 6.

Selection of Payment Options; Option Date

The selection of a Payment Option and the naming of the Payee must be in written form satisfactory to the Company. You can make or change or revoke the selection before the Last Death. The Option Date is the effective date of the Payment Option, as stated in the selection form.

Payee

The Payee is a person, a corporation, a partnership, a fiduciary or any other legal entity entitled to receive payment in one sum or under a Payment Option.

Selection by Payees

Any proceeds payable in one sum at the Last Death, or upon surrender or maturity of the Policy, can be applied to any Payment Option chosen by the Payee. Further, with the consent of the Company, any Payee who is entitled to receive proceeds in one sum when a Payment Option ends, or at the death of a prior Payee, or when proceeds are withdrawn, can choose to apply the proceeds to a Payment Option.

Rights of Payees

In the selection of a Payment Option the right can be given to the Payee:

 .    To withdraw principal and interest under the Fourth or Fifth Option; or

 .    To withdraw the commuted value of payments certain under the First, Second, or Sixth Option.

Under the Life Income Options only payments certain can be commuted. No Payee can assign, commute or withdraw the payments under any Payment Option, unless the right is reserved in the selection of the Option.

Limitations

If installments under an Option would be less than $20, proceeds can be applied to a Payment Option only with the consent of the Company.

Life Income Options

Guaranteed Life Income Options are based on the age of the Payee on the Payee's birthday nearest the Option Date. The Company will require proof of age. The Life Income payments will be based: on the rates shown in the Life Income Tables (Section 20); or, if they are greater, on the Payment Option rates of the Company on the Option Date. If the rates at a given age are the same for different periods certain, the longest period certain will be used.

Purchase of Increased Payment Option Benefits

On the Option Date, a one sum purchase payment can be made to the Company to be added to the proceeds being applied to any Payment Option. The portion of Life Income payments purchased in this way will be based on the Payment Option rates of the Company on the Option Date, which may not be the rates shown in the Life Income Tables (Section 20). The purchase payment will be limited to the Company's published maximum for single premium immediate annuities on the Option Date. A portion of the purchase payment may be used by the Company to pay premium taxes on the purchase payment.

Death of Payee

If a Payee under a Life Income Option dies within 30 days after the Option Date, the amount applied to the Option, less any payments made, will be paid in one sum, unless a Payment Option is chosen by the successor Payee. Otherwise, amounts to be paid after the death of a Payee under a Payment Option will be paid as due to the successor Payee. If there is no successor Payee, amounts to be paid in one sum, or the commuted value of any unpaid payments certain, will be paid in one sum to the estate of the last Payee to die.

Commutation Rate

The interest rate used to compute the commuted value of any unpaid payments certain:

 .    Under the First Option will be 3 1/2% per year; and

 .    Under the Life Income Options will be the rate used by the Company in computing the amount of the monthly payments.

19.  Payment Options

Payment Options

All or part of the policy proceeds can be applied to any one of the following Options, subject to Section 18, Payment of Benefits:

First Option: Income for a Specified Number of Years

The Company will make monthly payments which will include both principal and interest. Payments will start on the Option Date and will continue for the number of years chosen. The number of years chosen cannot be more than 30. Interest is at the rate of 3 1/2% per year compounded yearly. Additional interest paid by the Company for any year will be added to the monthly payments for that year.

Guaranteed monthly payments per $1,000 of proceeds applied to the First Option are shown below:

Number                    Number              Number
of Years                  of Years            of Years
   1         $84.65         11      $9.09        21     $5.56
   2          43.05         12       8.46        22      5.39
   3          29.19         13       7.94        23      5.24
   4          22.27         14       7.49        24      5.09
   5          18.12         15       7.10        25      4.96
   6          15.35         16       6.76        26      4.84
   7          13.38         17       6.47        27      4.73
   8          11.90         18       6.20        28      4.63
   9          10.75         19       5.97        29      4.53
  10           9.83         20       5.75        30      4.45

Second Option: Life Income

The Company will make equal payments. Payments will start on the Option Date and will continue:

 .     During the life of the Payee, with no payment after the death of the
      Payee, called "Life Income, No Refund"; or

 .     During the life of the Payee, but for at least 10 years, called "Life
      Income, 10 Years Certain"; or

 .     During the life of the Payee, but for at least 20 years, called "Life
      Income, 20 Years Certain".

Third Option: Life Income with Refund

The Company will make equal monthly payments. Payments will start on the Option Date and will continue during the life of the

Payee. At the death of the Payee, if the total payments made are less than the total proceeds applied to the Option, then:

 .     The difference will be paid in one sum, called "Life Income, Cash Refund";
      or

 .     The equal monthly payments will continue until the total payments are equal to the total proceeds applied to the Option, called "Life Income, Instalment Refund".

Fourth Option: Interest

The Company will hold the proceeds at interest during the life of the Payee or for any other period agreed to by the Company. Interest on the proceeds:

 .     Will be paid each month to the Payee starting one month after the Option
      Date; or

 .     Will be added to the principal amount each year and will earn interest.

At the death of the Payee, or at the end of the period agreed to, the balance of principal and any accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

Fifth Option: Specified Amount of Income

The Company will make monthly payments which will include both principal and interest. Payments will be in the amount chosen. Payments can be quarterly or at any other frequency chosen, and payments can be for different amounts, all subject to the consent of the Company. Payments will start on the Option Date and will continue until the balance is fully paid out. At the death of the Payee any unpaid balance and accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year. Interest will be added each year to the principal and will earn interest.

Sixth Option: Life Income for Two Lives
The Company will make monthly payments. Payments will start on the Option Date and will continue:

 .     While either of two Payees is living, called "Joint and Survivor Life
      Income"; or

 .     While either of two Payees is living, but for at least 10 years, called
      "Joint and Survivor Life Income, 10 Years Certain"; or

 .     While two Payees are living, and after the death of one Payee, two-thirds of the monthly amount while the other Payee is living, called "Joint and 2/3 to Survivor Life Income".

20.    Life Income Tables

Life income Tables
Guaranteed monthly payments per $1,000 of amounts applied to the Life Income Options are shown below:

--------------------------------------------------------------------------------
Second and Third Options: Life Income

--------------------------------------------------------------------------------
Age of     No         10 Years    20 Years     Cash         Installment
Payee      Refund     Certain     Certain      Refund       Refund
 *15        $3.19      $3.19       $3.19        $3.18          $3.19
  16         3.21       3.20        3.20         3.19           3.20
  17         3.22       3.22        3.21         3.21           3.21
  18         3.23       3.23        3.23         3.22           3.22
  19         3.25       3.24        3.24         3.23           3.24
  20         3.26       3.26        3.25         3.25           3.25
  21         3.27       3.27        3.27         3.26           3.26
  22         3.29       3.29        3.28         3.28           3.28
  23         3.31       3.30        3.30         3.29           3.29
  24         3.32       3.32        3.31         3.31           3.31
  25         3.34       3.34        3.33         3.32           3.33
  26         3.36       3.36        3.35         3.34           3.35
  27         3.38       3.37        3.37         3.36           3.36
  28         3.40       3.39        3.39         3.38           3.38
  29         3.42       3.41        3.41         3.40           3.40
  30         3.44       3.44        3.43         3.42           3.42
  31         3.46       3.46        3.45         3.44           3.44
  32         3.49       3.48        3.47         3.46           3.47
  33         3.51       3.51        3.50         3.49           3.49
  34         3.54       3.53        3.52         3.51           3.52
  35         3.56       3.56        3.55         3.54           3.54
  36         3.59       3.59        3.58         3.56           3.57
  37         3.62       3.62        3.60         3.59           3.60
  38         3.66       3.65        3.63         3.62           3.63
  39         3.69       3.69        3.67         3.65           3.66
  40         3.73       3.72        3.70         3.68           3.69
  41         3.76       3.76        3.73         3.71           3.72
  42         3.80       3.79        3.77         3.75           3.76
  43         3.84       3.84        3.80         3.78           3.79
  44         3.89       3.88        3.84         3.82           3.83
  45         3.93       3.92        3.88         3.86           3.87
  46         3.98       3.97        3.92         3.90           3.91
  47         4.03       4.02        3.97         3.94           3.96
  48         4.08       4.07        4.01         3.99           4.00
  49         4.14       4.12        4.06         4.03           4.05

  50         4.20       4.18        4.11         4.08           4.10
  51         4.26       4.23        4.16         4.13           4.15
  52         4.32       4.30        4.21         4.19           4.21
  53         4.39       4.36        4.26         4.24           4.27
  54         4.46       4.43        4.32         4.30           4.33
  55         4.54       4.50        4.37         4.36           4.39
  56         4.62       4.58        4.43         4.43           4.46
  57         4.70       4.65        4.49         4.49           4.53
  58         4.79       4.74        4.56         4.57           4.60
  59         4.89       4.83        4.62         4.64           4.68
  60         4.99       4.92        4.68         4.72           4.76
  61         5.10       5.02        4.75         4.80           4.85
  62         5.22       5.12        4.82         4.89           4.94
  63         5.34       5.23        4.88         4.98           5.03
  64         5.47       5.35        4.95         5.07           5.13
  65         5.61       5.47        5.02         5.17           5.24
  66         5.76       5.60        5.08         5.28           5.35
  67         5.92       5.73        5.15         5.39           5.47
  68         6.10       5.87        5.21         5.51           5.59
  69         6.28       6.02        5.27         5.63           5.72

--------------------------------------------------------------------------------
Age of      No        10 Years    20 Years     Cash          Installment
Payee       Refund    Certain     Certain      Refund        Refund
  70        $6.48      $6.17       $5.33        $5.76          $5.86
  71         6.70       6.33        5.38         5.89           6.00
  72         6.92       6.49        5.43         6.04           6.16
  73         7.17       6.66        5.48         6.19           6.32
  74         7.43       6.84        5.52         6.34           6.49
  75         7.71       7.02        5.56         6.52           6.67
  76         8.02       7.20        5.60         6.69           6.86
  77         8.34       7.38        5.63         6.87           7.06
  78         8.69       7.56        5.66         7.07           7.27
  79         9.07       7.75        5.68         7.27           7.50
  80         9 47       7.93        5.70         7.49           7.74
  81         9.90       8.11        5.71         7.73           7.99
  82        10.36       8.28        5.73         7.96           8.25
  83        10.86       8.45        5.73         8.21           8.53
  84        11.39       8.62        5.74         8.50           8.83
**85        11.96       8.77        5.75         8.78           9.14

--------------------------------------------------------------------------------
*and under     **and over

--------------------------------------------------------------------------------
Sixth Option: Life Income for Two Lives

--------------------------------------------------------------------------------
Age of One        Age of Other Payee
Payee
                  55    60      65      70      75

  -----------------------------------------------------------------------------
                               Joint and Survivor

55                $4.04  $4.17  $4.28  $4.37  $4.43
60                 4.17   4.36   4.53   4.68   4.79
65                 4.28   4.53   4.79   5.02   5.22
70                 4.37   4.68   5.02   5.38   5.71
75                 4.43   4.79   5.22   5.71   6.22
80                 4.47   4.87   5.37   5.98   6.68

                      Joint and Survivor, 10 Years Certain

55                $3.96  $4.09  $4.20  $4.36  $4.42
60                 4.09   4.27   4.44   4.59   4.77
65                 4.20   4.44   4.69   4.91   5.09
70                 4.36   4.59   4.91   5.22   5.50
75                 4.42   4.77   5.09   5.50   5.88
80                 4.46   4.85   5.33   5.72   6.21

          ------------------------------------------------------------

                           Joint and 2/3 to Survivor

55                $4.37  $4.56  $4.76  $4.99  $5.23
60                 4.56   4.78   5.02   5.30   5.59
65                 4.76   5.02   5.33   5.67   6.03
70                 4.99   5.30   5.67   6.10   6.57
75                 5.23   5.59   6.03   6.57   7.18
80                 5.48   5.89   6.41   7.06   7.84

          ------------------------------------------------------------

Payments for other ages will be quoted by the Company on request.

The rates shown above are based on an interest rate of 3 1/2% per year; and on mortality: using a 60/40 male/female weighting; based on the Individual Annuitant Mortality Table for 1983; and with projection on Scale G to the year 2000 and then on Scale B Modified to year 2010.

------------------------------------------------------------
Amendments and Endorsements (To be made only by the Company)

Please notify the Company of any change in your name or address. The Company will communicate with you at your address on record with the Company.


New England Variable Life
Insurance Company
Administrative Office:
501 Boylston Street
Boston, Massachusetts 02117

Flexible Premium Adjustable Variable Survivorship Life Policy

 .    The Death Proceeds are payable at the Last Death, if the Last Death occurs before the Maturity Date and the Policy is in force.
 .    The Net Cash Value, if any, is payable on the Maturity Date, if at least one Insured is still living and the Policy is in force.
 .    The Policy can be adjusted by decreasing the Face Amount.
 .    The amount and frequency of premium payments can be changed.
 .    The Policy does not share in dividends.

501 Boylston Street
Boston, MA 02117

                                                    Policy Number__________

Application To New England Variable Life Insurance Company for Flexible Premium Adjustable Variable Survivorship Life Insurance

Part I Section A (Section B must be completed for both Proposed Insureds.)


Address

1.  Premium Notice Address

Name
     ------------------------------------------------
Street
       ----------------------------------------------
City/State/Zip
               --------------------------------------

Beneficiary and Owner

(A family relation such as "wife", "husband" or "child" means the relation to Proposed Insured 1.)

2.  a.  Owner  (Use a numbered sequence to designate successive owners.)

    b.  First Owner's Social Security or Taxpayer ID Number

        ----------------------------

3.  Beneficiary,Primary

    -----------------------------------------------------

    Secondary

    -----------------------------------------------------

Plan/Amount

4.  Face Amount  $
                  ----------
5.  Planned Annual Premium

    Year 1 $            Renewal $
            -----------          -----------



                                                                  (Continued)

Part I Application Continued
Section A Continued

6.  Death Benefit Option

    ___  Option A (Enhanced with Face Amount)
    ___  Option B (Enhanced with Face Amount plus Cash Value)
    ___  Option C (Face Amount)
    ___  Option D (Face Amount plus Cash Value)

Benefits/Riders

7.  a.   ___      Survivorship Level Term
    b.   ___      Survivorship Four Year Level Term

Premium Payment (*Complete additional form.)

8.  ___   Annual   ___   Semi-Annual   ___   Quarterly
    ___   Other

9.  Prepayment*  $__________   _____  None
    (If question 11 or 12 in any Section B of this Application is answered YES, no prepayment is permitted.)

Policy Date

10.  If available, special Policy Date requested is:
     _________________  (Month/Day/Year)

Note: Date more than 30 days prior to date of application not allowed.

Replacement

11. Any life Insurance or annuity in this or any other company which has been or will be replaced as a result of this Application for insurance?
    ____ YES ___ NO (If YES, complete the following and submit replacement forms if required.)


---------------------------------------------------------
Company          1035    Policy   Policy Number  Amount
                 Exch.   Date
---------------------------------------------------------
                                                 $
---------------------------------------------------------
                                                 $
---------------------------------------------------------
                                                 $
---------------------------------------------------------

                                                                    (Continued)

Part I Application Continued
Section A Continued

Variable Life Section

12.  Account allocations (Whole %)(Minimum 10% in each selected account)*

--------------------------------------------------------------
                       %     Capital Growth**
--------------------------------------------------------------
                       %     Money Market**
--------------------------------------------------------------
                       %     Bond Income**
--------------------------------------------------------------
                       %     Stock lndex**
--------------------------------------------------------------
                       %     Managed**
--------------------------------------------------------------
                       %     Avanti Growth**
--------------------------------------------------------------
                       %     Fund Value/Growth**
--------------------------------------------------------------
                       %     Equity lncome**
--------------------------------------------------------------
                       %     Overseas**
--------------------------------------------------------------
                       %     Fixed Account
--------------------------------------------------------------
                       %
--------------------------------------------------------------
                    100%     Total

13.  Suitability Statement by Applicant

     a.  Did you receive the prospectus?     ___ YES  ___ NO

                                             ---------------
          (If YES, give date of prospectus.)  Month/Day/Year

     b.  Do you understand that:

     the Option B and D death benefit may increase or decrease depending on the policy's investment return?
     ___ YES  ___ NO

     the cash value may increase or decrease depending on the policy's investment return? ___ YES ___ NO

     c. Do you believe that this policy will meet your insurance needs and financial objectives?
         ___ YES  ___ NO

**Money allocated to this account will be invested in the Money Market account for an initial period described on page 1 of the prospectus.


                                                                    (Continued)

Part I Application Continued
Section A Continued

THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.

THE CASH VALUE MAY INCREASE OR DECREASE IN ACCORDANCE WITH SEPARATE INVESTMENT ACCOUNT EXPERIENCE.

Special Requests

     -----------------------------------------------------
     -----------------------------------------------------
     -----------------------------------------------------

Note: The cost of insurance rates currently being charged are not guaranteed; and the Company may charge the full maximum guaranteed rates.



                                                                    (Continued)

                                            Policy Number
                                                         ------------
                                            Proposed Insured Number
                                                                   ----------

Part I Application Continued
Section B (Section B must be completed for each Proposed Insured.)

                Questions below pertain to the Proposed Insured.

Personal Data

1.   Print Name as it is to appear on the policy. (First/Middle Initial/Last)

     ---------------------------------------------------------------------------

2.   Social Security Number
                            -------------------
3.   Birthplace State/Country
                               -----------------------
4.   Marital Status
     ___ Single    ___ Widowed   ___ Separated
     ___ Married   ___ Divorced

5.   Birth Date (Month/Day/Year)
                                 -------------------
6.   Age As of Birthday Nearest Policy Date
                                            ------------------

7.   Sex       ___  Female    ___  Male

Address

8.   a.  Residence
         Street
                ------------------------------------------------
         City/State/zip
                        ----------------------------------------

     b.  Business
         Street
                ------------------------------------------------
         City/State/zip
                        ----------------------------------------

Benefits/Riders

9.   a.  ___  Waiver of Monthly Deductions
     b.  ___  Benefits for Disability of Covered Insured

                                                                    (Continued)

Part I Application Continued
Section B Continued

10. a.  ___   Level Term $ _________________
    b.  ___   Decreasing Term for ____ years $____________

Health

11. Any treatment for or consultation with a physician concerning a heart attack, a stroke or cancer (other than skin cancer) within past 2 years?
     ___YES   ___NO  (If YES, explain in REMARKS.)

12. Any change in health or any treatment by or consultation with a physician since the date of Part II of this Application? ___YES ___NO (If YES, explain in REMARKS.)

Existing Insurance

13. Life Insurance In Force (If none, so state.) Type: P = Personal, B = Business, G = Group)

-------------------------------------------------------------
Company     Type     Yr of Issue  Life Amount  ADB Amount
-------------------------------------------------------------
                                  $            $
-------------------------------------------------------------
                                  $            $
-------------------------------------------------------------
                                  $            $
-------------------------------------------------------------
                                  $            $
-------------------------------------------------------------

Existing Insurance (Continued)

14. Any other negotiations for life, disability or accidental death insurance pending or contemplated? ___YES ___NO (If YES, explain in REMARKS.)

15. Has life or disability insurance on your life ever been declined, postponed or modified as to plan, amount or rate? ___YES ___NO (If YES, explain in REMARKS.)


                                                                    (Continued)

Part I Application Continued
Section B Continued

Smoking/Driving

16.  Has Proposed Insured:

     a.  Used any tobacco in the past year?  ___YES  ___NO
         If YES, complete the following:
         How many cigarettes per day?
                                      -------------
         If other than cigarettes, please explain.
                                                   -------------
         -------------------------------------------------------
     b. Been convicted in the past 2 years of: driving under the influence of alcohol or drugs; or 2 or more moving violations? ___YES ___NO (If YES, complete supplemental form.)

17.  a.  Driver's License No.
                              -----------------------
     b.  State
               -----------------

Avocation/Aviation/Foreign Travel

18. Have you in the past 2 years participated in, or do you intend to participate in: any flights as a trainee, pilot or crew member; underwater sports (SCUBA diving, skin diving, snorkeling, hardhat); sky sports (sky diving, hang gliding, parachuting, ballooning); or motor racing (auto, motorcycle, motorboat)? (If YES, complete supplemental form.)
     ___YES    ___NO

19.  Do you intend to travel or reside outside of the United States?  (If YES,
     give details in REMARKS.)  ___YES   ___NO

Occupation and Financial

20.  a.  Occupation
                    -------------------------------------------
                         (Give Job Title and Duties)

     b.  Employed by
                     ------------------------------------------

21.  a.  Annual Income
                       --------------------
     b.  Net Worth
                    -----------------------


                                                                    (Continued)

Part I Application Continued
Section B Continued

22.  Is Proposed Insured currently employed less than full time? (If YES, give
     details in REMARKS.)   ___YES  ___NO

Remarks  (Attach additional sheet, if necessary.)


                                                                    (Continued)

Application Continued

Company Use (Additions and Amendments)

Declarations

     General. To the best of my knowledge and belief the answers recorded are true and complete. In those states where written consent is required by law, my agreement in writing is required to any entry made by the Company in the "Company Use" section as to: (a) age; or (b) plan of insurance; or
     (c) riders; or (d) amounts; or (e) rate class.

     When Insurance Takes Effect. If a prepayment is made in connection with this Application, the insurance will take effect as stated in the Prepayment Receipt and Temporary Life Insurance Agreement. Otherwise, the insurance will take effect only when the first premium is paid; provided that at the time of such payment: (a) this Application has been approved by the Company at 501 Boylston Street, Boston. MA; and (b) there has been no change in insurability as represented in this Application since the date of the Application.

     Limitation on Authority of Agents and Examiners. Agents and Examiners do not have authority: (a) to determine insurability; (b) to change any terms of this Application; or (c) to make a contract for the Company.

Authorization

     In order that insurance can be issued, I authorize each of the following having records or knowledge of me or my health to give this information to the Company: a medical practitioner; a medical facility; an insurance company; the Medical Information Bureau; a consumer reporting bureau; and any other company, concern or person. If insurance on any minor child is applied for this authorization extends to records and knowledge of that child and the child's health. Information received by the Company may be disclosed to third parties in the conduct of the Company's business.

     I understand that: I have a right of access to and correction of all information obtained by the Company; I can ask to be interviewed with respect to any investigative consumer report; and I can ask for a copy of any such report. A photocopy of this authorization is as valid as the original. This authorization is valid for 30 months from the date it is signed. I have received a Notice of Information


                                                                     (Continued)

     Practices; this Notice gives a more detailed description of the information practices of the Company.

Signatures

     Signed at  ________________________  Date  _____________
                 city            state          month day year

     All Proposed Insureds
                             -----------------------------------
                             -----------------------------------

     Applicant if Other than
     Proposed Insureds
                         ---------------------------------------

     Agent
              --------------------------------------------------

                               End of Application





                                                                     (Continued)

Owner's Certification (in lieu of W9)

     Owner's Social Security or Taxpayer Identification Number:

          I am     I am not    subject to backup withholding under Section
     3406(a)(I)(C) of the Internal Revenue Code. Under penalties of perjury, I certify that the information in this section is true, correct and complete.

     Signature                                   Date
     of Owner                                         -------------------
              -------------------------                 month day year




                                                                     (Continued)

Agent's Certificate
(Completion required in every case.)

Questions

1. Did you see each Proposed Insured on the date the application was signed? (If NO, attach additional sheet with explanation.) ___YES ___NO

2.   Is each Proposed Insured a citizen of the U.S.?
     ___YES  ___NO   If NO, specify the date of entry and the type of visa for
     each Proposed Insured who is not a citizen of the U.S.

     -------------------------------------------------------
     -------------------------------------------------------
     -------------------------------------------------------

3. If a Proposed Insured's name has been changed in the past 10 years, give former name(s). (Attach additional sheet, if necessary.)

     ---------------------------------------------------------
     ---------------------------------------------------------

4. Provide phone number where each Proposed Insured can be contacted and preferred calling time.

--------------------------------------------------------------------------------
Proposed    Phone       Time             Proposed    Phone      Time
Insured     Number      ___am ____ pm    Insured     Number     ___am ____ pm
--------------------------------------------------------------------------------

5. Has a nonmedical been submitted based on expanded nonmedical limit? If YES, give physician's name and address and the date of the physician's exam detailed in APS. ___YES ___NO (Attach additional sheet, if necessary.)

-------------------------------------------------------------------------
Proposed                                          Physician's Name
Insured               Date                        and Address
-------------------------------------------------------------------------
-------------------------------------------------------------------------
-------------------------------------------------------------------------




                                                                     (Continued)

Agent's Certificate Continued
(Completion required in every case.)

6. Do you have knowledge or reason to believe that any insurance or annuity in this or any other company has been or will be replaced as a result of this Application for insurance? ____YES ____NO

7. Is there a corporate, partnership or association beneficiary (excluding regular split dollar plans) or is this to fund a buy-sell agreement? ____YES ____NO (If YES, complete the following.)

     a. Are other key individuals, owners or partners being insured for similar amounts? (If NO, state why not.)

          --------------------------------------------------------
          --------------------------------------------------------

     b. What percentage of the business does each Proposed Insured own or control?

          Give names and amount of business coverage in force and/or applied for for all key associates, plus the percentage of ownership in each:

        Name        Amount          %          Name         Amount         %
     ---------------------------------------------------------------------------
                $                                          $
     ---------------------------------------------------------------------------

     c.   Year Business was established.  ________

     d.   For the Business, provide approximate amount of:

        Assets           Liabilities            Net Worth          Net Income
     ---------------------------------------------------------------------------
     $                  $                       $                  $
     ---------------------------------------------------------------------------

8.   State Source of Funds if $10,000 or greater.

     --------------------------------------------

Signatures

     To the best of my knowledge, I have presented the Company all pertinent facts regarding the Proposed Insureds and regarding this Application.



                                                                     (Continued)

Agent Certificate Continued
(Completion required in every case.)

     Signature                                   --------------------
     of Agent                                    Date  month day year
               -----------------------

     Accepted for                                     --------------------
     the Company by                                   Date  month day year
                    -----------------------

General Agent's Certificate

     If Agent of another company, give name of company.

     -------------------------------

     Is Agent licensed where Application is written?
     ___YES    ___NO

     Signature of                                     --------------------
     General Agent                                    Date  month day year
                   ---------------------------

Agent's Identification

      ---------------------------------------------------------------
      Agent's Name      Agent      Agency          Commission Split
                        Number     Number
      ---------------------------------------------------------------
                                                   First    Renewal
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------
      ---------------------------------------------------------------

COMPLETE ABOVE DATA IN ALL CASES FOR PROPER CREDITING OF COMMISSIONS.




                                                                     (Continued)

Amendment to Application for Insurance

Proposed Insured 1:  _____________ No. _________________

Proposed Insured 2:
                     ----------------

Date of Application:
                     ----------------

I agree to these changes which the Company has noted in the "Additions and Amendments" space of the Application.



Date:
     -------------    ---------------------------------
                      Proposed Insured 1

Date:
     -------------    ---------------------------------
                      Proposed Insured 2

Date:
     -------------    ---------------------------------
                      Applicant, if other than
                      Proposed Insured 1 or 2


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



/s/ Robert A. Shafto            /s/ Edward N. Wadsworth
Robert A. Shafto                Edward N. Wadsworth
President                       Secretary

New England Variable Life Insurance Company
Administrative Office:
501 Boylston street
Boston, Massachusetts 02117

                                                        Prepayment Statement For
                          Flexible Premium Adjustable Variable Survivorship Life


Proposed Insured 1:
                     -------------------------------------
Proposed Insured 2:
                     -------------------------------------
Date of Part I:
                     -------------------------------------
Face Amount:
                     -------------------------------------

This Statement is in connection with the Application to the New England Variable Life Insurance Company for life insurance described above.

These statements are made to the best of my knowledge and belief.

1. The answer to every question in the Application and any other material information disclosed in the Application are reaffirmed as of this date.

2. Since the date of Part I of the Application, the Proposed Insureds have not consulted with or been examined by a physician or other practitioner, except in connection with the Application described above, and have undergone no change in health.

Exceptions to foregoing:




Signed at                                 Date
             ---------------------             -----------------
             City and State

------------------            ------------------       -----------------------
Agent                         Proposed Insured 1       Applicant if other than
                                                       Proposed Insured 1 or 2

                              ------------------
                              Proposed Insured 2

NOTICE: This form is to be used in cases where prepayment is made other than on the date of Part I of the Application. No prepayment is permitted if any question listed in the Prepayment Receipt Amount question of Part I of the Application:

              is answered "YES;" or
         ---
              Would now be answered "YES."
         ---

                                                                   NEV APP-25-93



New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street
Boston, Massachusetts  02117

           PREPAYMENT RECEIPT AND TEMPORARY LIFE INSURANCE AGREEMENT

                       TEMPORARY LIFE INSURANCE AGREEMENT

TEMPORARY LIFE INSURANCE AGREEMENT, $50,000 MAXIMUM
Temporary life insurance on the life of the Proposed Insureds will become effective on the later of:
 .    The date of this Receipt and Agreement; and
 .    The date of the latest Part II of the Application for the Proposed
     Insureds.

There will be no insurance until a Part II on each Proposed Insured is completed. The temporary life insurance will be all joint life or part joint life and part single life insurance, based on the policy and any riders applied for.

This insurance will be subject to the terms of the policy applied for. The sum of all benefits payable under this Agreement upon the Last Death will be the amount applied for on the last Proposed Insured to die; but the sum will be limited to a maximum of $50,000.

The Last Death is the later of: the death of Proposed Insured 1; and the death of Proposed Insured 2.

INCREASE IN MAXIMUM AMOUNT OF TEMPORARY LIFE INSURANCE
If the Company determines that both of the Proposed Insureds are insurable, but at least one of them is not insurable as a standard risk, the $50,000 maximum will increase to $250,000.

If the Company determines that both of the Proposed Insureds are insurable as standard risks, the $50,000 maximum will increase to $500,000.

This increase in maximum will be retroactive to the effective date of the temporary life insurance without regard to change of insurability or death after that date.

                          (Continued on Reverse Side)

If more than one Temporary Insurance Agreement is in effect on the same proposed insureds, the temporary life insurance will in no event exceed the sum of $500,000.

STATEMENTS IN APPLICATION
The temporary life insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance or to defend against a claim unless contained in the Application for the insurance.

TERMINATION OF TEMPORARY LIFE INSURANCE
Any policy issued on the basis of the Application will replace the temporary life insurance if: (a) at least one of the Proposed Insureds is living when the policy is delivered to the Owner; and (b) the Owner accepts the policy; and (c) any balance of premium then due is paid.

If the policy is not accepted and paid for at the time of delivery: (a) the temporary life insurance will terminate; and (b) the policy will not be in force; and (c) the prepayment will be refunded to the Owner.

The Company can terminate the temporary life insurance before the Last Death by:
(a) notice of termination to the Owner at the premium notice address shown in
Part 1 of the Application; and (b) refund of the prepayment to the Owner at the same address.

If it is not sooner terminated, life insurance will expire 120 days after the date of the latest of Part II of the Application for the Proposed Insureds. Notice of the termination will be sent to the Owner. If both Proposed Insureds die while the temporary life insurance is in force, the prepayment will be used as the premium; any excess will be refunded to the Owner or any additional premium due will be deducted from the death proceeds.

INSURABILITY AND POLICY DATE
The Company will determine if the Proposed Insureds are insurable; (a) using the regular underwriting rules, limits and standards of the Company; and (b) as of the effective date of the temporary life insurance, but the Company can require for this purpose further medical examinations, tests and reports after the effective date. Any policy issued on the basis of the Application will be dated as of the effective date of the temporary life insurance.

CONDITIONS
This Receipt and Agreement is subject to these conditions. (a) It must be signed by the Applicant and countersigned by a licensed agent of the Company.
(b) Any check, draft or money order for the prepayment must be collectable.
(c) No agent has authority to make any change in the terms of the printed text.
(d) The liability of the Company if any Proposed Insured commits suicide will be limited to refund of the prepayment.

--------------------------------------------------------------------------------
                               PREPAYMENT RECEIPT


Proposed Insured 1                                Applicant
                   -------------------------               ---------------------

Proposed Insured 2
                   -------------------------

Prepayment as shown below has been received.

     It is in connection with Policy No.
                                        -------------------------
This Application is for: Life Insurance
     Face Amount $              ; Prepayment $
                  --------------              -------------------



New England Variable Life Insurance Company

BY

/s/ Edward N. Wadsworth
     Secretary


Countersigned at (City and State)

--------------------------------------------------------------------------------
on (date)
         -----------------------------------------------------------------------
BY
  ------------------------------------------------------------------------------

The Applicant has read carefully, understands and agrees to all of the limits, conditions and provisions of this Receipt and Agreement.

Signature of Applicant

--------------------------------------------------------------------------------

NOTICE: This form must be signed in duplicate. The Company and the Applicant should keep a signed copy. If a prepayment is made other than on the date of
Part 1 of the Application, an Insurability Statement (Form NEV APP-26) is required.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY; DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.